Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Compensation Plan of UAS Drone Corp. (the Company), of our reports dated March 30, 2021, with respect to the Company's consolidated financial statements and the effectiveness of internal control over financial reporting of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/Halperin Ilanit

Certified Public Accountants (Isr.)

Tel Aviv, Israel

June 21, 2021